Exhibit 99.1

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[GRAPHIC]

[LOGO]

Midwest Seminar

Hosted by:

Berenson & Company and The Williams Capital Group

April 12, 2005

Forward-Looking Statement

During the course of this presentation today, we will be discussing certain subjects including those pertaining to our strategy, and our discussions may contain forward-looking information. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. These factors also are listed in each of our press releases and disclosed in the company’s public filings with the SEC.

[LOGO]

Introduction

•                  Following emergence, NorthWestern is a much stronger company

•                  Significantly reduced debt, strong balance sheet, solid cash flow

•                  Focused on our transmission and distribution utility operations

•                  Better positioned to serve our customers

•                  Able to grow with the communities we serve

Company Overview

•                  NorthWestern Corporation, headquartered in Sioux Falls, S.D., is an investor-owned utility and one of the largest providers of electricity and natural gas in the northwest quadrant of the United States

•                  We serve approximately 617,100 customers – 368,200 electric and 248,900 natural gas – in Montana, South Dakota and Nebraska

•                  We have approximately 1,350 employees

•                  Our market capitalization is approximately $950 million

•                  In March 2005, we initiated a quarterly dividend of 22 cents per share

•                  Annualizes to 88 cents per share (3.3% yield)

•                  Payout ratio of approximately 60% to 65% (continuing operations)

Service Territory

[CHART]

Electric and Natural Gas Operations

Revenue	Gross Margin
(millions)	(millions)

[CHART]	[CHART]

Electric Demand

DEMAND

	Montana		South Dakota
Peak (systemwide)	1,500	MW	275	MW
Ave. Daily Load (systemwide)	1,100	MW	135	MW

SUPPLY

	Montana	South Dakota
Company-owned regulated generation	—	100%
Unregulated Colstrip Unit 4	12%	—
PPL	59%	—
Qualifying Facilities (QF)	13%	—
Market Purchases	9%	—
Other Small Contracts	7%	—

Montana Regulated Electric Portfolio

Resource Mix (6 million MWh)	Yearly Resource Cost ($249 million)

[CHART]	[CHART]

84% of the forecasted energy requirement is under contract through 6/30/07

Value Drivers

•                  T&D business focus

•                  Solid and reliable operations

•                  Complete default supply portfolio procurement

•                  Continue to improve regulatory environment

•                  Efficiency improvement and cost control

•                  Asset sales

•                  Attain investment grade rating

•                  Resolve outstanding bankruptcy claims

•                  Develop strategy to redeploy excess free cash flow

NorthWestern’s Value Creation Strategy – Grow the Business

[GRAPHIC]

•                  NorthWestern is looking to take advantage of its strategically located position

•                  Opportunities may exist to expand electric and gas transmission infrastructure to meet increased needs

•                  Evaluate strategic opportunities in northwestern U.S.

2004 Financial Overview

•                  2004 results utilize fresh-start reporting

•                  Consolidated net income was $544.4 million in 2004 vs. loss of $128.7 million in 2003

•                  Earnings improvement primarily result of reorganization items

•                  Gross margins were $475.2 million, compared to $476.8 million in 2003

•                  Nearly $175 million provided by cash flow from operations and asset sales in 2004

•                  Invested approximately $80 million in cap ex

•                  Paid down approximately $80 million in secured debt after emergence

P&L Summary

	UNAUDITED
	Successor and Predecessor Combined	Reorganization Impacts and Other Significant		2004
(in millions)	Dec. 31, 2004	Items		as Adjusted
OPERATING REVENUES	$1,039.0	$—		$1,039.0
COST OF SALES	563.8	(10.0	)(b)	553.8
GROSS MARGIN	475.2	10.0		485.2
OPERATING EXPENSES
Operating, general and administrative	221.7	—		221.7
Property and other taxes	65.1	—		65.1
Depreciation	72.8	—		72.8
Reorganization items	(532.6)	532.6		—
Impairment on assets held for sale	10.0	(10.0)		—
Total Operating Expenses	(163.0)	522.6		359.6
OPERATING INCOME	638.2	(512.6)		125.6
Interest Expense	(83.8)	—		(83.8)
Gain (Loss) on Debt Extinguishment	(21.3)	21.3		—
Investment Income and Other	3.2	—		3.2
Income (Loss) from Continuing Operations Before Income Taxes	536.3	(491.3)		45.0
Benefit (Provision) for Income Taxes	6.3	(23.6)		(17.3	)(a)
Income (Loss) from Continuing Operations	$542.6	$(514.9)		$27.7
Estimated Basic EPS from Continuing Operations (35.6 million shares)				$0.78

(a) 2004 as Adjusted assumed an effective book tax rate of 38.75%.

(b) Consists of losses on fixed-price natural gas and electric contracts and disallowed natural gas costs.

We believe presenting adjustments for the reorganization and other significant items above provides investors with a more meaningful analysis of 2004 for comparison with future operating results.  While we believe this to be useful information, it should not be used in isolation or as a substitute for consolidated statement of income (loss) data prepared in accordance with generally accepted accounting principles.

2005 Outlook

•                  Projecting earnings from continuing operations of $1.30 to $1.45 per share (basic)

•                  Absent any unusual weather and unforeseen reorganization issues

•                  Bridge from 2004 to 2005

•                  Significant reduction in interest expense

•                  Reduced G&A expense

•                  Modest increase in margins due to organic growth

NorthWestern’s 2005 Strategy

[CHART]

Rating Agency Update

	Secured		Unsecured
	Rating	Outlook	Rating	Outlook
Fitch	BB+	Positive	BB	Positive*
Moody’s	Ba1	Stable	Ba2	Stable
S&P	BB	Positive	BB-	Positive

*Implied by structural subordination

Steps necessary for investment grade rating

1.              Financial performance track record

2.              Asset sales proceeds received

3.              Progress on outstanding litigation

4.              Pay down debt

NorthWestern Energy

Solid utility operations…

• Improved balance sheet, earnings and cash flow

• Improving regulatory relationships

• Reengaging with customers and communities

• Reestablishing trust and credibility with stakeholders

NorthWestern Energy

2003 - 2004 Volumes

REGULATED OPERATIONS

	2003					2004
	1Q	2Q	3Q	4Q	Total	1Q	2Q	3Q	4Q	Total

Retail Electric MWh’s

Retail Electric Loads - MT
Residential	584,471	441,612	512,242	551,487	2,089,813	581,909	429,861	467,308	541,150	2,020,229
Commercial	712,524	701,467	827,034	732,464	2,973,490	737,502	701,125	782,042	736,953	2,957,621
Industrial	614,323	551,496	636,376	685,496	2,487,691	722,733	702,367	724,081	758,765	2,907,946
Other	15,289	41,912	89,940	10,175	157,316	15,377	48,658	74,652	12,159	150,846
Total MT	1,926,608	1,736,487	2,065,592	1,979,623	7,708,310	2,057,522	1,882,011	2,048,083	2,049,026	8,036,642

Retail Electric Loads - SD
Residential	129,953	91,243	131,599	100,348	453,143	129,898	91,924	113,465	102,542	437,829
Commercial	178,760	165,298	203,005	174,656	721,719	181,323	171,020	198,102	184,682	735,127
Other	4,865	3,585	4,593	4,867	17,910	4,887	3,863	4,678	5,002	18,430
Total SD	313,578	260,126	339,197	279,871	1,192,772	316,108	266,807	316,245	292,226	1,191,386

Total Retail Electric Loads	2,240,186	1,996,613	2,404,789	2,259,494	8,901,082	2,373,630	2,148,818	2,364,328	2,341,252	9,228,028

Wholesale Electric MWh’s

Wholesale Electric Loads - SD	71,520	64,639	73,491	93,882	303,532	101,393	116,929	91,043	92,326	401,691

Retail Gas Dkt’s

Retail Gas Loads - MT
Residential	5,265,938	1,845,852	872,324	4,573,045	12,557,159	5,293,708	1,877,755	992,962	4,202,457	12,366,881
Commercial	2,555,899	861,535	552,291	2,176,294	6,146,019	2,577,930	876,523	593,091	1,981,008	6,028,552
Industrial	95,207	22,200	17,581	79,628	214,616	99,951	17,955	13,624	64,211	195,742
Other	42,670	17,247	4,837	28,482	93,235	47,338	18,070	6,199	27,139	98,746
Total MT	7,959,714	2,746,833	1,447,033	6,857,449	19,011,029	8,018,927	2,790,302	1,605,876	6,274,816	18,689,920

Retail Gas Loads - SD
Residential	1,672,658	567,763	137,011	772,865	3,150,297	1,576,487	505,126	144,593	648,509	2,874,715
Commercial	1,037,327	337,094	112,268	478,696	1,965,385	964,835	302,787	121,735	601,176	1,990,533
Other	5,643	1,505	176	1,886	9,210	5,266	1,341	88	2,212	8,907
Total SD	2,715,628	906,362	249,455	1,253,447	5,124,892	2,546,588	809,254	266,416	1,251,897	4,874,155

Retail Gas Loads - NE
Residential	1,449,676	498,752	185,019	693,110	2,826,557	1,446,105	431,367	186,773	627,889	2,692,134
Commercial	1,180,595	527,441	292,389	732,597	2,733,022	1,200,548	465,119	284,779	675,349	2,625,795
Other	2,347	388	172	523	3,430	2,059	411	140	1,091	3,701
Total NE	2,632,618	1,026,581	477,580	1,426,230	5,563,009	2,648,712	896,897	471,692	1,304,329	5,321,630

Total Retail Gas Loads	13,307,960	4,679,776	2,174,068	9,537,126	29,698,930	13,214,227	4,496,453	2,343,984	8,831,042	28,885,705

UNREGULATED OPERATIONS

	2003					2004
	1Q	2Q	3Q	4Q	Total	1Q	2Q	3Q	4Q	Total

Wholesale Electric MWh’s

Wholesale Electric Loads - MT	462,034	398,076	425,763	415,452	1,701,325	454,264	369,826	568,589	401,772	1,794,451

Wholesale Gas Dkt’s

Wholesale Gas Loads - SD	2,679,000	2,226,867	2,204,438	2,657,278	9,767,583	3,859,777	3,369,460	3,514,011	3,977,716	14,720,964

Wholesale Gas Loads - NE	2,373,073	1,171,902	785,612	1,351,330	5,681,917	2,493,392	956,815	626,029	1,180,632	5,256,868

Total Wholesale Gas Loads	5,052,073	3,398,769	2,990,050	4,008,608	15,449,500	6,353,169	4,326,275	4,140,040	5,158,348	19,977,832